UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 8, 2015

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on May 27, 2015, CA, Inc., a Delaware corporation (the “Company”), Rally Software Development Corp., a Delaware corporation (“Rally”), and Grand Prix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), entered into an Acquisition Agreement (the “Acquisition Agreement”), a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Rally on May 27, 2015, which is incorporated herein by reference. In accordance with the terms of the Acquisition Agreement, on June 8, 2015, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of Rally’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $19.50 per Share (the “Offer Price”), without interest thereon, net to the seller in cash, and subject to reduction for any applicable U.S. federal withholding, back-up withholding or other applicable tax withholdings, upon the terms and conditions set forth in the offer to purchase dated June 8, 2015 (together with any subsequent amendments or supplements thereto, the “Offer to Purchase”) and in the related Letter of Transmittal.

The Offer expired at 12:01 A.M., Eastern Time, on July 8, 2015. The Company and Purchaser were advised by Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 21,921,209 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 84.59% of the outstanding Shares as of 12:01 A.M., Eastern Time, on July 8, 2015. Additionally, the Depositary advised the Company and the Purchaser that an additional 219,884 Shares had been tendered by notice of guaranteed delivery, representing approximately 0.84% of the outstanding Shares at such time. The aggregate number of Shares validly tendered and not properly withdrawn pursuant to the Offer, taken together with Shares owned by the Company and Purchaser, satisfies the condition to the Offer that the number of validly tendered shares represents a majority of all outstanding Shares.  All conditions to the Offer having been satisfied, Purchaser has accepted for payment, and is required to promptly pay for, all Shares validly tendered pursuant to the Offer and not properly withdrawn.

On July 8, 2015, following acceptance of the Shares tendered in the Offer, Purchaser acquired sufficient Shares to consummate the Merger without a vote of Rally’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and merged with and into Rally, with Rally surviving as a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than Shares owned by the Company, Rally or Purchaser or any of their direct or indirect wholly owned subsidiaries and Shares with respect to which appraisal rights were properly exercised in accordance with the DGCL) was cancelled and automatically converted into the right to receive cash in an amount equal to the Offer Price.

The aggregate consideration paid in the Offer and the Merger pursuant to the terms of the Acquisition Agreement was approximately $547 million and the Company funded the payments required to complete the Offer and the Merger using a combination of cash on hand and borrowings under its existing revolving credit facility. The Company will provide additional financial detail regarding fiscal year 2016 guidance when it reports first quarter earnings on July 23, 2015.

On July 8, 2015, the Company and Rally issued a joint press release announcing the expiration and results of the Offer. Such press release is included as Exhibit 99.1 hereto and, was filed as Exhibit (a)(5)(B) to Amendment No. 4 to the Tender Offer Statement on Schedule TO filed by the Company and Purchaser on July 8, 2015 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description of Document

2.1

Acquisition Agreement, dated as of May 27, 2015, by and among CA, Inc., Grand Prix Acquisition Corp., and Rally Software Development Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Rally Software Development Corp, with the Securities and Exchange Commission on May 27, 2015).

99.1

Joint Press Release of CA, Inc. and Rally Software Development Corp., dated July 8, 2015 (incorporated by reference to Exhibit (a)(5)(B) to CA, Inc.’s Amendment No. 4 to the Tender Offer Statement on Schedule TO, filed on July 8, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date: July 8, 2015	By:	/s/ Michael C. Bisignano
	Name:	Michael C. Bisignano
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1

Acquisition Agreement, dated as of May 27, 2015, by and among CA, Inc., Grand Prix Acquisition Corp. and Rally Software Development Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Rally Software Development Corp. with the Securities and Exchange Commission on May 27, 2015).

99.1	Press Release of CA, Inc. dated July 8, 2015 (incorporated by reference to Exhibit (a)(5)(B) to CA, Inc.’s Amendment No. 4 to the Tender Offer Statement on Schedule TO, filed on July 8, 2015).